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                                                                       EXHIBIT 4


                         TANDY BRANDS ACCESSORIES, INC.

                                       AND

                                BANK BOSTON, N.A.

                                  RIGHTS AGENT







                      AMENDED AND RESTATED RIGHTS AGREEMENT

                          DATED AS OF OCTOBER 19, 1999




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                      AMENDED AND RESTATED RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED RIGHTS AGREEMENT (the "Agreement"), dated as of October 19, 1999, is by and between Tandy Brands Accessories, Inc., a Delaware corporation (the "Company"), and Bank Boston, N.A., a national banking association (the "Rights Agent").

                                R E C I T A L S:

         A. The Board of Directors of the Company authorized and declared a dividend of one Right for each share of common stock, par value $1.00 per share, of the Company (the "Common Shares") outstanding as of the close of business on December 31, 1990 (the "Record Date") and authorized the issuance of one Right with respect to each Common Share that became or will become outstanding between the Record Date and the earlier of the Distribution Date, the Expiration Date and the Final Expiration Date (as such terms are defined in Sections 3 and 7 hereof).

         B. Each Right initially represents the right to purchase one one-hundredths of a share of Series A Junior Participating Cumulative Preferred Stock of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached hereto as Exhibit "A" (the "Preferred Stock").

         C. The Board of Directors of the Company has authorized the amendment and restatement of the previous Rights Agreement, dated November 7, 1990, between the parties hereto for the purposes of extending the duration of the Final Expiration Date and amending other terms of the previous Rights Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become, after the date of this Agreement, the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any wholly-owned Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any entity or Person holding Common Shares for or pursuant to the terms of any such plan.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities





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         Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly;

                           (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by section (ii)(B) of this paragraph (c)) or disposing of any securities of the Company.

                  (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in The Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

                  (e) "Close of business" on any given date shall mean 5:00 P.M., Eastern Standard Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern Standard Time, on the next succeeding Business Day.

                  (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $1.00 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock





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         (or equity interest) with the greatest voting power of such other
         Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                  (g) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (h) "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes hereof shall include, without limitation, a press release or a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (i) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

         Section 3. Issue of Right Certificates.

                  (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any wholly-owned Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer, the consummation of which would result in beneficial ownership by a Person of 15% or more of the outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of (i) and (ii) above being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date,





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         at the address of such holder shown on the records of the Company, a certificate, in substantially the form of Exhibit "B" hereto (the "Right Certificates"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As promptly as practicable following the date hereof (the "Mailing Date"), the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit "C" (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Mailing Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof (together with a copy of the Summary of Rights). Until the Distribution Date (or the earlier Expiration Date or Final Expiration
         Dare), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached hereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares issued, including Common Shares sold from treasury, after the date hereof but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7 hereof) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Tandy Brands Accessories, Inc. (the "Corporation") and Bank Boston, N.A., dated as of October 19, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any of its Common Shares after the Record Date but prior to the





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         Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. Form of Right Certificates.

                  (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be in substantially the same form as Exhibit "B" hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of
         Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall entitle the holders thereof to purchase such number of one one-hundredth of a share of Preferred Stock as shall be set forth therein at the price set forth therein (the "Exercise Price"), but the number of such shares and the Exercise Price shall be subject to adjustment as provided herein.

                  (b) Any Right Certificate issued pursuant to Section 3(a) or
         Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
         (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to
         Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

         The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof.





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         Section 5. Countersignature and Registration. The Right Certificates
shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                  (a) Subject to the provisions of Section 4(b), Section 7(a) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e) and
         Section 14 hereof, countersign and deliver to the Person entitled thereto a Right





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         Certificate or Certificates, as the case may be, as so requested. The
         Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Exercise Price; Expiration Date of
Rights.

                  (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to Purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one one-hundredths of a share of Preferred Stock as to which the surrendered Rights are then exercised, at or prior to the earlier of
         (i) the close of business on October 19, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) or (ii) being herein referred to as the "Expiration Date").

                  (b) The Exercise Price for each one one-hundredths of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $70.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such





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         holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Board of Directors of the Company authorizes the Company to issue other securities (including Common Shares) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of an event described in
         Section 11(a)(ii), any Rights beneficially owned by (i) an Acquiring Person, or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder(s) of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliates and Associates thereof or any transferee of any of them hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this
         Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.






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         Section 8. Cancellation and Destruction of Right Certificates. All
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Shares of Preferred Stock.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) So long as the Preferred Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance.

                  (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (d) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of an event described in Section 11(a)(ii) on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective an soon as practicable after the filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take all action necessary to ensure compliance with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in





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         clause (i) of the first sentence of this Section 9(d), the exercisability of the Rights in order to prepare and file such registration statements. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, and shall provide copies of such announcements to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless any requisite qualification in that jurisdiction shall have been obtained.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the shares of Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been or established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each person whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which this Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Exercise Price, Number of Shares or Number of Rights. The Exercise Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preferred Stock payable in shares





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                  of Preferred Stock, (B) subdivide the outstanding shares of
                  Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(a) hereof, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both
                  Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11 (a) (ii).

                           (ii) In the event (A) any Acquiring Person or any
                  Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and not changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, (2) shall, in one or more transactions, other than in connection with the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any equity security of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any equity security of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any equity security of the Company or of any of its Subsidiaries or securities exercisable for or convertible into shares of any equity security of the Company or of any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such stock), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's length negotiation with an unaffiliated third party, (4) shall receive any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or
                  (5) shall receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or (B) any Person, alone or together with its Affiliates and Associates, shall become the Beneficial Owner of fifteen percent (15%) or more of the issued and outstanding Common Shares, or (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any Subsidiary of the Company (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of one one-hundredths of a share of Preferred Stock as shall equal the result obtained by (x) multiplying the then current Exercise Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Fair Market Value per one one-hundredths of a share of Preferred Stock (determined pursuant to Section 11(d)) on the fifth day after the earlier of the date of the occurrence of, or the date of the first public announcement of, any one of the events listed above in this subparagraph (ii) (the number of shares so determined being herein referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). The Company shall not enter into any transaction of the kind listed in this subparagraph (ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                           (iii) In the event that there shall not be sufficient
                  treasury shares or authorized but unissued shares of Preferred Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Exercise Price (such excess being herein referred to as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) Preferred Stock, Common Shares or other equity securities of the Company (including, without limitation, shares or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of the Preferred Stock (such shares of preferred stock being herein referred to as "preferred stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company. If the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of an event described in Section 11(a)(ii) and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Preferred Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, being herein referred to as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this
                  Section 11(a)(iii), the Company (x) shall provide, subject to
                  Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, and shall provide copies of such announcements to the Rights Agent. For purposes of this
                  Section 11(a)(iii), the value of the shares of Preferred Stock shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof on the Section 11(a)(ii) Trigger Date) and the value of any "preferred stock equivalent" shall be deemed to have the same value as the Preferred Stock on such date.

                  (b) If the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Stock (or stock having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock"), or securities convertible into Preferred Stock), at a price per share of Preferred Stock (or having a conversion price per share of Preferred Stock, if a security convertible into Preferred Stock) less than the Fair Market Value of the Preferred Stock (as determined pursuant Section 11(d)) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be the Fair Market Value thereof determined in accordance with Section 11(d) hereof. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per one one-hundredths of a share of Preferred Stock on such record date, less the Fair Market Value (as determined pursuant to Section 11(d) hereof) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one one-hundredths of a share of Preferred Stock and the denominator of which shall be the Fair Market Value (as determined pursuant to Section 11(d)) per one one-hundredths of a share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (d) For the purpose of this Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Share or any other stock or any Right or other security or any other property shall be determined as provided in this Section 11(d).

                           (i) In the case of a publicly-traded stock or other
                  security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the thirty (30) consecutive Trading Days (as such term in hereinafter defined) immediately prior to such date, provided, however, that in the event that the Fair Market Value per share of any Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (x) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares or
                  (y) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the thirty (30) Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security elected by the Board of Directors of the Company. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

                           (ii) If a security is not publicly held or not listed
                  or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights; provided, however, that for the purposes of making any adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than the product of the then Fair Market Value of one Common Share multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as such terms are defined in the Certificate of Designation attached hereto as Exhibit "A") and shall not exceed 105% of the product of the then Fair Market Value of a Common Share multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock.

                           (iii) In the case of property other than securities,
                  the Fair Market Value thereof shall be determined reasonably and with utmost good faith to be holders of Rights by the Board of Directors of the Company, or, if at the time of such determination there in an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

                  (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                  (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), (e) and (g) through (k) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
         (i) multiplying (x) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to the adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made and shall provide a copy of such announcement to the Rights Agent. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Exercise Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the shares of Preferred Stock, issuance wholly for cash of any of the shares of Preferred Stock at less than the Fair Market Value, issuance wholly for cash or shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale the shareholders of a Person who constitute, or would constitute, the "Principal Party" for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

                  (o) The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or
         Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by
         Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Company's Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other person (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by Section 11(o) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as defined in Section 13(b)), free and clear of rights of call or first refusal, liens, encumbrances or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Exercise Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (y) 50% of the Fair Market Value per Common Share of such Principal Party (determined pursuant to
         Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all of the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit exercise of all outstanding Rights in accordance with this Section 13) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

                  (b) "Principal Party" shall mean

                           (i) in the case of any transaction described in
                  clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                           (ii) in the case of any transaction described in
                  clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         provided, however, that in any such case, (x) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person in a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value of shares outstanding.

                  (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (x) the Principal Party shall have a sufficient number of authorized shares of its Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense will

                           (i) prepare and file a registration statement under
                  the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Act) until the Expiration Date;

                           (ii) use its best efforts to qualify or register the
                  Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                           (iii) use its best efforts to list (or continue the
                  listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                           (iv) deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

         If any event described in this Section 13 shall occur at any time after the occurrence of an event described in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right as determined pursuant to Section 11(d) hereof.

                  (b) The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredths of a share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of one one-hundredths of a share of Preferred Stock. For purposes of this Section 14(b), the Fair Market Value of one one-hundredths of a share of Preferred Stock shall be determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

                  (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
         Section 14.

         Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of the Common Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) in registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for any loss, liability, or expense incurred in connection with its performance under the Agreement, unless caused by the Rights Agent's gross negligence, bad faith, or willful misconduct, including the costs and expenses of defending against any claim or liability arising therefrom, directly or indirectly.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Fair Market Value") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall only be liable to the Company in the event of loss, liability, or damages caused by the Rights Agent's gross negligence, bad faith, or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not have any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof or any temporary suspension or deferral of the exercisability of the Rights) or any adjustment in the terms of the Rights (including the manner or method of the exercise thereof) provided for in Sections 11 or 13 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment

         (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to
         Section 12 describing such change or adjustment); nor shall it be responsible for any determination by the Board of Directors of the Company of current market value of the Rights or Preferred Stock pursuant to the provisions of Section 14 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, a Vice President, the Secretary or Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any stockholder, director, officer, employee or corporate affiliate of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior written notice, mailed to the Company and to each transfer agent of the Common Shares and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' prior written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after giving written notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any State thereof in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but this predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or dead necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption.

                  (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the fifteenth day following the Distribution Date (or, if the Distribution Date shall have occurred prior to the Record Date, on the fifteenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.005 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding that the Company's right to redeem the Rights has terminated, if a majority of the Directors determines in good faith that (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries and which did not result in the occurrence of an event described in Section 11(a)(ii) or
         Section 13, such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding Common Shares and (2) there are no other Persons immediately following the occurrence of the event described in clause (1) who are Acquiring Persons, then, in each such case, the Company's right to redeem the Rights pursuant to this

         Section 23 shall be reinstated and the Rights may be redeemed on approval thereof by a majority of the Directors.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that as specifically set forth in this Section 23, or in connection with the purchase, acquisition or redemption of Common Shares prior to the Distribution Date.

                  (c) The company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Fair Market Value of the Common Shares as of the time of redemption) or any other form of consideration deemed appropriate by the Board.

         Section 24. Exchange

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
         Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial owner of 50% or more of the Common Shares then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph
         (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the

         Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

                  (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value of a whole Common Share.

         Section 25. Notice of Certain Events.

                  (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Shares or Preferred Stock rights or warrants to subscribe for or to purchase any additional Common Shares or shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Shares or Preferred Stock (other than reclassification involving only the subdivision of outstanding Common Shares or Preferred Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 26 hereof, written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
         (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Common Shares or Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Stock whichever shall be the earlier.

                  (b) In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices.

                  (a) Notice or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Bank Boston, N.A.
                  Shareholder Services
                  150 Royall Street
                  Canton, Massachusetts  02021

                  (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Tandy Brands Accessories, Inc.
                  690 E. Lamar Blvd., Suite 200
                  Arlington, Texas  76011
                  Attention:  Stanley Ninemire, Assistant Secretary

                  (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares) shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement as the Company may deem necessary or desirable without the approval of any holders of Right Certificates. From and after the Distribution Date, the Company and the Rights Agent may supplement or amend this Agreement in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the Final Expiration Date and the period during which the Rights may be redeemed, provided that at the time of such amendment there is no Acquiring Person. Notwithstanding anything to the contrary herein, this Agreement shall not be supplemented or amended if such supplement or amendment would adversely affect the interests of the holders of Right Certificates.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors to any liability to the holders of the Rights or to any other person.

         Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          TANDY BRANDS ACCESSORIES, INC.
Attest:


By:                                       By:
   -----------------------------------       --------------------------------
   Secretary                                 Name:
                                                  ---------------------------
   [corporate seal]                          Title:
                                                   --------------------------



Attest:                                   BANK BOSTON, N.A.


By:                                       By:
   -----------------------------------       --------------------------------
   Secretary                                 Name:
                                                  ---------------------------
   [corporate seal]                          Title:
                                                   --------------------------

                 EXHIBIT A - FORM OF CERTIFICATE OF DESIGNATION

                           CERTIFICATE OF DESIGNATION
                   OF SERIES A JUNIOR PARTICIPATING CUMULATIVE
                                 PREFERRED STOCK

                                       of

                         TANDY BRANDS ACCESSORIES, INC.


          Pursuant to Section 151 of the General Corporation Law of the

                                State of Delaware



         We, J.S.B. Jenkins, President, and Darrel A. Rice, Secretary, of Tandy Brands Accessories, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on November 7, 1990 adopted the following resolution which was reaffirmed and ratified by resolution of the Board of Directors adopted October 19, 1999, creating a series of 150,000 shares of Preferred Stock designated as Series A Junior Participating Cumulative Preferred Stock, $1.00 par value per share:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1 Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 150,000.

         Section 2 Dividends and Distributions.

                  A. (i) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock to which holders of the Series A Preferred Stock are entitled, which shall be 100 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after November 7, 1990 (the "Rights Declaration Date")
                  (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the then outstanding Common Stock (by reclassification or otherwise) into a smaller number of shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (ii) Notwithstanding anything else contained in this
                  paragraph (A), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph
                  (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A

                  Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  B. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3 Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                  A. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  B. Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

                  C. In the event that any four quarterly cumulative dividends, whether consecutive or not, upon the Series A Preferred Stock shall be in arrears, the holders of preferred stock of the Corporation of all series (including the Series A Preferred Stock), other than series in respect of which the right is expressly withhold by the authorizing resolutions, shall have the right at the next meeting of stockholders called for the election of directors, to elect one-third of the members of the Board of Directors, and the holders of such preferred stock shall continue to have such right until all unpaid dividends upon the Series A Preferred

         Stock shall have been paid in full. In the event that any eight quarterly cumulative dividends, whether consecutive or not, upon the Series A Preferred Stock shall be in arrears, the holders of preferred stock of all series (including the Series A Preferred Stock), other than series in respect of which the right is expressly withheld by the authorizing resolutions, shall have the right, at the next meeting of stockholders called for the election of directors, to elect a majority of the members of the Board of Directors, and the holders of such preferred stock shall continue to have such right until all unpaid dividends upon the Series A Preferred Stock shall have been paid in full.

                  D. Except as otherwise required by applicable law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4 Certain Restrictions.

                  A. Whenever quarterly dividends or other dividends or distribution payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock, outstanding shall have been paid in full, the Corporation shall not

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time in such manner.

         Section 5 Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6 Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1000.00 per share or
(2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7 Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8 No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         SECTION 9 Amendment. The Certificate of Incorporation of the Corporation and this Certificate of Designation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         SECTION 10 Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holder of Series A Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 19th October, 1999, but effective as of November 7, 1990.



                                        -------------------------------------
                                        J.S.B. Jenkins, President



                                        -------------------------------------
                                        Darrel A. Rice, Secretary

                     EXHIBIT B - FORM OF RIGHTS CERTIFICATE



                           [Form of Right Certificate]

Certificate No.                                                          Rights
                                                                 --------

         NOT EXERCISABLE AFTER OCTOBER 19, 2009 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.005 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN
         SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.](1)

                                Right Certificate
                         TANDY BRANDS ACCESSORIES, INC.

         This certifies that ____________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of that Rights Agreement, dated as of November 7, 1990, by and between Tandy Brands Accessories, Inc., a Delaware corporation (the "Company"), and First National Bank of Boston, as rights agent, as amended and restated by Amended and Restated Rights Agreement, dated October 19, 1999 (the "Rights Agreement"), by and between the Company and Bank Boston, N.A., as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. Boston, Massachusetts Time on October 19, 2009, at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, in Boston, Massachusetts, _______________ fully paid, nonassessable one-one-hundredth shares of the Series A Junior Participating Preferred


-----------------------
         (1) The portion of the legend in brackets shall be inserted only if applicable.

Stock (the "Preferred Stock") of the Company, at a purchase price of $70.00 per one-hundredths of a share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per one-hundredths of a share set forth above, are the number and Exercise Price as of October 19, 1999, based on the shares of Preferred Stock as constituted at such date.

         Upon the occurrence of any event described in Section 11(a)(ii) (a "Section 11(a)(iii) Event"), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Exercise Price and the number of one-hundredths of a share of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement and any and all amendments thereto, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.005 per Right.

         No fractional shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________________, _____.


ATTEST:                                 TANDY BRANDS ACCESSORIES, INC.



                                        By
---------------------------------         -------------------------------------
Secretary:


Countersigned:

BANK BOSTON, N.A.


By
  -------------------------------
        Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

         FOR VALUE RECEIVED______________________________________ hereby sells, assigns and transfers unto ____________________________________________________

-------------------------------------------------------------------------------
                  (please print name and address of transferee)

-------------------------------------------------------------------------------

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                  ,
       ----------------   ----      -------------------------------------------
                                    Signature


Signature Guaranteed:



                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         11 this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Amendment);

         12 after due inquiry and to the best knowledge of the undersigned, if [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                  ,
       ----------------   ----      -------------------------------------------
                                    Signature


Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                        (To be executed if holder desires
                       to exercise the Right Certificate.)


To Tandy Brands Accessories Inc.

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the number of one-hundredths of a share of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                         (Please print name and address)

Dated:                  ,
       ----------------   ----

                                    -------------------------------------------
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         1 the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         2 after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                  ,
       ----------------   ----      -------------------------------------------
                                    Signature

Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement of any change whatsoever.

                          EXHIBIT C - SUMMARY OF RIGHTS

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

         On November 7, 1990, Tandy Brands Accessories, Inc. (the "Company") entered into a stockholder rights agreement (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent. Pursuant to the Rights Agreement, the Board of Directors of the Company declared a distribution of one right (a "Right") for each outstanding share of Common Stock, par value $1.00 per share (the "Company Common Stock"), to stockholders of record at the close of business on December 31, 1990 (the "Record Date") and for each share of Company Common Stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as defined below). On October 19, 1999, the Board of the Directors of the Company authorized the renewal of the Rights Agreement which was due to expire on December 31, 2000. The Company entered into an Amended and Restated Rights Agreement (the "Amended Rights Agreement"), dated as of October 19, 1999 (the "Renewal Date") between the Company and Bank Boston N.A., as Rights Agent.

         Each Right entitles the registered holder, subject to the terms of the Amended Rights Agreement, to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock") at a purchase price of $70.00 per Unit, subject to adjustment. The purchase price is payable in cash, or by certified check or bank draft payable to the order of the Company.

         The description and terms of the Rights are set forth in the Amended Rights Agreement. Copies of the Amended Rights Agreement and the Certificate of Designation for the Preferred Stock attached as an exhibit thereto, have been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K, dated October 19, 1999. Copies of the Amended Rights Agreement and the Certificate of Designation are available free of charge from the Company. This summary description of the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Amended Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Amended Rights Agreement and Certificate of Designation are incorporated herein by reference.

The Amended Rights Agreement

         The Rights will continue to attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed until the Distribution Date. The Rights will separate from the Company Common Stock and the "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or such subsidiary) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of Common Stock, and
(ii) 10 business days following the commencement of, or first public announcement of the intent of any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or such subsidiary) to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of Company Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after the Renewal Date (also including shares distributed from Treasury) will contain a notation incorporating the Amended Rights Agreement by reference and (iii) the surrender or transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Amended Rights Agreement unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

         In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and shares of Company Common Stock shall remain outstanding, (ii) a Person becomes an Acquiring Person, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Amended Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a recapitalization) (each such event being a "Section 11(a)(ii) Event"), then, in each such case, each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock (or, in certain circumstances, Company Common Stock, cash, property or other securities of the Company) having a value equal to two times the fair market value of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Amended Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any Person consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the ultimate parent of the Acquiring Person having a value equal to two times the fair market value of the Right.

         The Purchase Price payable, and the number of Units of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination, or issuance of any shares of capital stock in reclassification of, the Preferred Stock.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional units. In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

         At any time prior to the earlier of (i) the close of business on the fifteenth day following the Distribution Date or (ii) the Final Expiration Date, a majority of the Company's Board of Directors may redeem the Rights in whole, but not in part, at a price of $.005 per Right (subject to adjustment in certain events) (the "Redemption Price"), payable, at the election of such majority of the Company's Board of Directors, in cash or shares of Company Common Stock. Immediately upon the action of a majority of the Company's Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Board of Directors, at its option, may exchange each Right for one Unit of Common Stock.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration).

         Any of the provisions of the Amended Rights Agreement may be amended without the approval of the holders of Company Common Stock at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Amended Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Amended Rights Agreement.

Description of Preferred Stock

         The Units of Preferred Stock that may be acquired upon exercise of the Rights will be non-redeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

         Each Unit of Preferred Stock will have a minimum preferential quarterly dividend rate of $1.00 per Unit but will, in any event, be entitled to a dividend equal to 100 times the per share dividend declared on the Company Common Stock.

         In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $1,000 per Unit or 100 times the per share amount paid in respect of a share of Company Common Stock.

         Each Unit of Preferred Stock will have 100 votes, voting together with the Company Common Stock. The holders of Units of Preferred Stock, voting as a separate class, shall be entitled to elect one-third of the board of directors of the Company if dividends on the Preferred Stock are in arrears for four fiscal quarters and a majority of the board of directors if dividends and Preferred Stock are in arrears for eight fiscal quarters.

         In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive 100 times the per share amount paid in respect of each share of Company Common Stock.

         The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one one hundredth of a Unit of Preferred Stock that may be acquired upon the exercise of each Right is expected to approximate the economic value of one share of Company Common Stock.